EXHIBIT 3.2

FIRST AMENDMENT TO BYLAWS

OF

MINES MANAGEMENT, INC.

The undersigned, being the Secretary of Mines Management, Inc., an Idaho corporation (the “Company”), hereby certifies that the Company’s Bylaws were amended by a resolution of the Board of Directors of the Company (the “Board of Directors”), adopted on April 15, 2009, as follows:

1.             Article II, Section 8 of the Bylaws of the Company is hereby amended in its entirety and replaced by the following provision:

Section 8.  Voting:  Every shareholder shall have the right at every shareholders meeting to one vote for every share of stock standing in his or her name on the books of the corporation on the record date fixed as hereinafter provided, or, if no such date has been fixed, ten days prior to the time of the meeting.

The Board of Directors may fix a time not more than seventy (70) days prior to the date of any meeting of shareholders as the record date as of which shareholders entitled to notice of and to vote at such meeting shall be determined.

At each meeting of the shareholders a full, true and complete list, in alphabetical order, of all the shareholders entitled to vote at such meetings, and indicating the number of shares held by each, certified by the Secretary of the corporation or transfer agent, shall be furnished which list shall be open to the inspection of the shareholders.

Shareholders may vote at all meetings either in person or by proxy appointed by instrument in writing , subscribed by the shareholder or by his duly authorized attorney in fact, executed and filed with the Secretary of the corporation.

All powers of attorney or proxies shall be submitted to the Secretary of the corporation for examination. The certificate of the Secretary of the corporation as to the regularity of such powers of attorney or proxies and as to the number of shares held by the persons who severally and respectively executed such powers of attorney or proxies shall be received as prima facie evidence of the number of shares held by the holder of such powers of attorney or proxies for the purpose of establishing the presence of a quorum at such meeting and for organizing the same, and for other purposes.

2.             Article II of the Bylaws of the Company is hereby amended by adding the following provision:

Section 10.  Notice of Business to be Transacted at Meetings of Shareholders.  No business may be transacted at any meeting of shareholders, including the nomination or election of persons to the Board of Directors, other than business that is either: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any shareholder of the corporation (1) who is a shareholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 10.  In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(a)           To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety days nor more than one hundred twenty days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made.

(b)           To be in proper written form, a shareholder’s notice to the Secretary regarding any business other than nominations of persons for election to the Board of Directors must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) all other ownership interests of such shareholder, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests, (v) a description of all other arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (vi) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(c)           To be in proper written form, a shareholder’s notice to the Secretary regarding nominations of persons for election to the Board of Directors must set forth: (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) all other ownership interests of such shareholder, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests, (iv) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (v) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (vi) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  Each proposed nominee will be required to complete a questionnaire, in a form to be provided by the Corporation, to be submitted with the shareholder’s notice. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d)           No business shall be conducted at any meeting of shareholders, and no person nominated by a shareholder shall be eligible for election as a director, unless proper notice was given with respect to the proposed action in compliance with the procedures set forth in this Section 10.  Determinations of the chairman of the meeting as to whether those procedures were complied with in a particular case shall be final and binding.

Dated: April 17, 2009	/s/ Douglas D. Dobbs

Douglas D. Dobbs
Secretary of Mines Management, Inc.